Exhibit 10.21

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT made as of February 17, 2009, by and between STERLING NATIONAL BANK, a national banking association, having an office located at 500 Seventh Avenue, New York, New York 10018 (hereinafter referred to as the "Bank" or "Secured Party"), and COFFEE HOLDING CO., INC., a Nevada corporation, with its principal and executive offices located at 4401 First Avenue, Suite 1507, Brooklyn, New York 11232 (hereinafter referred to as the "Borrower" or "Debtor");

W I T N E S S E T H:

WHEREAS, the Borrower desires the Bank to make extensions of credit to the Borrower, and the Bank has agreed to make such extensions of credit upon certain terms and conditions set forth herein and in other agreements, instruments and documents executed in conjunction herewith;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS AND TERMS

1.1

Defined Terms.   As used in this Agreement, the following words and terms shall have the following meanings:

"Accounts" or "Accounts Receivable" shall mean, in addition to the definition of the term "account" contained in the UCC, any and all obligations of any kind at any time due and/or owing to the Debtor (including any such obligation that might be characterized or classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise), and all rights of the Debtor to receive payment or any other consideration whether arising from goods sold or leased by the Debtor or services rendered or otherwise, whether or not such right has been earned by performance, whether secured or unsecured, including without limitation, invoices, contract rights, accounts receivable, notes, drafts, acceptances, instruments, refunds, including tax refunds, and all other debts, obligations and liabilities in whatever form owing to the Debtor from any Person, all security and guaranties therefor, all of the Debtor's rights in, to and under all purchase orders heretofore, now or hereafter received by the Debtor for goods or services, and all Debtor's rights to goods sold (whether delivered, undelivered, in transit or returned) which may be represented thereby, including all of Debtor's rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation, whether now existing or hereafter arising, and all books, records, ledger cards and other tangible and intangible property pertaining to same including records, computerized data,  and software.

"Account Debtor" shall mean a Person obligated on an Account, chattel paper or a general intangible.

"Advances" shall mean any monies advanced, loans made, or credit extended to Borrower by the Bank hereunder.

"Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer or manager (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to vote 5% or more of the securities or membership interests having ordinary voting power for the election of directors or managers of such Person, or to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agreement" shall mean this Loan and Security Agreement, together with any and all exhibits, schedules, amendments or supplements hereto.

"Anti-Terrorism Laws" shall mean any applicable laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, applicable laws comprising or implementing the Bank Secrecy Act, and applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

"Bank" shall mean STERLING NATIONAL BANK, its affiliates and subsidiaries, and all successors and assigns thereof (also referred to as "Secured Party" and "Lender").

"Base Rate" shall mean the base commercial lending rate of interest of the Bank in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank, in its sole discretion, as a means of pricing some loans to its customers and is not tied to any external rate of interest or index. The Bank may price loans to any of its customers at, above or below the Base Rate and the Base Rate does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular customer of the Bank. Any change in the Base Rate will take effect at the opening of business on the day of a change in the Bank's Base Rate.

"Borrower" shall mean COFFEE HOLDING CO., INC., together with all successors and assigns thereof (also referred to herein as "Debtor" and "Obligor").

"Borrower's Availability" shall mean, as of any date of determination, the amount computed under the Borrowing Base less the outstanding principal balance currently owing on the Line of Credit, but in no event greater than the Maximum Revolving Advance Amount.

"Borrowing Base" (also known as the "Advance Rate") shall mean the following formula utilized by the Bank to make Advances to the Borrower subject to the Maximum Revolving Advance Amount and subject to any sublimits established under this Agreement: (i) up to 85% of Borrower’s Domestic Eligible Accounts Receivable, plus (ii) up to 25% of the value of the Eligible Inventory of Borrower from time to time on hand, less reserves with respect to Inventory which the Bank may deem necessary in its sole and absolute discretion, up to the Inventory Sublimit. The Bank shall have the right from time to time to adjust the foregoing percentages based upon, among other things, dilution, its sole determination of the value or likelihood of collection of Eligible Accounts Receivables owing to said Borrower from a particular Account Debtor or class of Account Debtors, considerations regarding Inventory, and other factors. All amounts collected by Bank on Eligible Accounts Receivable shall be credited to Borrower's current loan account with the Bank. The excess of collections over Obligations, as herein defined, shall be credited to Borrower on a daily basis.

"Borrowing Base Certificate" shall mean the certificate form prescribed by the Bank as its borrowing base certificate which forms the basis upon which Advances are made to the Borrower hereunder, and which sets forth the percentages of prescribed assets of the Borrower as set forth in this Agreement and required by the Bank as part of the Borrower's financial reporting obligations to the Bank.

"Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in the State of New York.

"Capital Expenditures" shall mean for any period, the aggregate of all expenditures, including that portion of Capitalized Lease Obligations attributable to that period, made for the acquisition of any fixed assets or improvements, replacements, substitutions or additions determined in accordance with GAAP.

"Capitalized Lease Obligation" shall mean any Indebtedness of Debtor represented by obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP.

"Change of Control" shall mean the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower to any group which does not have Andrew Gordon and David Gordon as members thereof or to any single individual other than Andrew Gordon. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of Borrower whether by contract or otherwise.

"Collateral" shall mean all property of any nature whatsoever pledged, assigned for security, mortgaged, hypothecated or otherwise transferred for security to the Bank, or in which the Bank has been granted a security interest, lien or other interest, for the purpose of securing the Obligations.

"Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of each governmental body and other third parties, domestic or foreign, necessary to carry on Debtor's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

“Contract Rate” shall mean the rate of interest at which the aggregate principal balance outstanding under the Line of Credit shall bear as prescribed in Section 2.5 hereof.

"Debtor" shall mean the Borrower and any other Person who has pledged, assigned, mortgaged, hypothecated, or granted a security interest or other Lien to the Bank in any property in connection with the Loan Documents.

"Default" shall mean that an Event of Default (as defined herein) has occurred, the giving of notice, the lapse of time, or both, has occurred, and such Event of Default has continued beyond any permitted cure period.

"Default Rate" shall mean the increased rate of interest chargeable by the Bank if a Default has occurred and as specified in Section 2 of this Agreement.

"Domestic Accounts Receivable" shall mean Accounts with respect to which the Account Debtor is domiciled in the United States of America.

"Eligible Accounts Receivable" shall mean those Accounts or Accounts Receivable of the Borrower which (i) are less than 30 days past due date or 60 days or less from the original date of invoice; (ii) comply with all of the terms, conditions, warranties and representations applicable to Accounts and Accounts Receivable made to the Bank under this Agreement and the other Loan Documents; and (iii) are otherwise acceptable in all respects to the Bank. Eligible Accounts Receivable shall not include the following: (a) that portion of the Accounts owed by any single Account Debtor which exceeds twenty-five percent (25%) of all of the Accounts [commonly referred to as Accounts Receivable concentration factor]; (b) all Accounts owing by any Account Debtor if twenty-five percent (25%) or more of the Accounts due from such Account Debtor are more than 30 days past due date or more than 60 days from the original date of invoice [commonly referred to as Accounts Receivable cross age factor]; (c) Accounts arising from progress billings, invoices for deposits, and rebills of amounts previously credited to the extent of credits issued more than fifteen (15) days prior to such rebill; (d) Foreign Accounts Receivable unless any such Foreign Account Receivable is approved as an Eligible Account Receivable by the Bank in advance in the Bank's sole and absolute discretion, and on such terms as may be set by the Bank in its sole and absolute discretion; (e) Accounts with respect to which the sale is on an installment sale, lease or other extended payment basis; (f) Accounts with respect to which the Account Debtor is a federal governmental authority unless approved by the Bank in advance and subject to the Bank requiring compliance with the Federal Assignment of Claims Act; (g) Accounts with respect to which goods are placed on consignment, guaranteed sale, bill-and-hold, repurchase or return, or other terms by reason of which the payment by the Account Debtor may be conditional; (h) Accounts with respect to which the Account Debtor is a Subsidiary of, Affiliate of, or has common officers or directors with the Debtor; (i) Accounts with respect to which the Bank does not for any reason have a perfected first priority security interest; (j) Accounts with respect to which the Debtor is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to the Debtor, to the extent of the Debtor's existing or potential liability to such Account Debtor; (k) Accounts with respect to which the Account Debtor has disputed any liability, or the Account Debtor has made any claim with respect to any other Account due to the Debtor, or the Account is otherwise subject to any right of setoff, deduction, breach of warranty or other defense, dispute or counterclaim by the Account Debtor; (l) Accounts with respect to which the Account Debtor is an officer, director, employee, or agent of the Debtor or an Affiliate; (m) that portion of any Accounts representing late fees, service charges or interest, but only to the extent of such portion; (n) Accounts of an Account Debtor where the Account Debtor is located in a state which requires a Notice of Business Activities Report or similar report to be filed, and the Debtor has not filed same for the current year, or where the Debtor is not otherwise authorized to transact business in said state, or where the Debtor is not in good standing in such state; (o) Accounts owed by any Account Debtor which is insolvent or is the subject of an insolvency proceeding; (p) that portion of any Accounts represented by unperformed contract rights, documents, instruments, chattel paper or general intangibles; (q) any and all Accounts of an Account Debtor whose credit worthiness is not satisfactory to the Bank in its sole credit judgment based on information available to the Bank. References to percentages of all Accounts are based on dollar amount of Accounts, and not number of Accounts. Any Account Receivable which is 30 days or more past due date or is more than 60 days from the original date of invoice shall be deemed ineligible.  Accounts due from Jorge Cafe Caribe Inc. are declared to be ineligible. Anything to the contrary notwithstanding, the Bank shall have the right, in its sole and absolute discretion, to classify any Accounts Receivable as not being Eligible Accounts Receivable.

"Eligible Inventory" shall mean that portion of the Borrower's green coffee (“raw materials”) and finished coffee (“finished goods Inventory”) held for sale by the Borrower, normally and currently saleable in the ordinary course of the Borrower's business, and which at all times pertinent hereto is of good and merchantable quality, free from defects, as to which the Bank has a perfected first priority Lien, and which is located at the locations set forth in this Agreement, and as to which Borrower has satisfied all terms, conditions, warranties and representations of this Agreement and the other Loan Documents. Eligible Inventory does not include any of the following: (a) catalogs and other promotional materials of any kind; (b) work in process; (c) any returned items; (d) any damaged, defective or recalled items; (e) any obsolete items; (f) any items used as demonstrators, prototypes or salesmen's samples; (g) any items of Inventory which have been consigned to Borrower or as to which a Person claims a Lien; (h) any items of Inventory which have been consigned by the Borrower to a consignee; (i) packing, packaging and shipping materials; (j) Inventory located on premises leased by the Borrower from a landlord with whom the Bank has not entered into a landlord's waiver on terms satisfactory to the Bank; (k) Inventory in the possession of a bailee which is not bonded or has not acknowledged to the Bank that such bailee holds said Inventory for the benefit of the Bank and shall act upon the instructions of the Bank, without the further consent of the Borrower; (l) perishable items of produce; (m) Inventory which in the reasonable judgment of the Bank is considered to be slow moving or otherwise not merchantable; and (n) Inventory located outside of the United States. Eligible Inventory shall be valued at the lower of (a) cost, (b) market value, or (c) the valuation consistent with that employed in the preparation of the financial statements of the Borrower required under this Agreement. Anything to the contrary notwithstanding, the Bank shall have the right, in its sole and absolute discretion, to classify any Inventory as not being Eligible Inventory.

"Environmental Laws" means any and all federal, state, regional, county, municipal or local laws, statutes, rules, regulations, directives or ordinances concerning public health, safety, or the environment, affecting or applicable to Debtor, Debtor's operations, properties or facilities, or any property or facility at which any Collateral is located. Without limiting the expansive definition of Environmental Laws hereunder, Environmental Laws includes all rules, regulations, and guidance documents promulgated or published by any agency which regulates, investigates, or is involved with issues relating to public health, safety, or the environment, including, without limitation, relating to (i) releases, discharges, emissions, or disposals to air, water, land, or groundwater; (ii) the withdrawal or use of groundwater, (iii) the use, handling, or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde; (iv) the treatment, storage, disposal, or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products, or other hydrocarbons), and any other solid, liquid, or gaseous substance, exposure to which is prohibited, limited, or regulated, or may or could pose a hazard to the health and safety of the occupants of the Property and the operations thereon or the property adjacent to or surrounding the Property; (v) the exposure of persons to toxic, hazardous, or other controlled, prohibited, or regulated substances; and (vi) the transportation, storage, disposal management, or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued in connection therewith.

"Equipment" shall mean any "equipment" as such term is defined in the UCC, now or hereafter owned by the Debtor and, in any event, including, without limitation, all machinery, equipment, furnishings, fixtures, and vehicles now or hereafter owned by the Debtor, of any kind, nature and description whether affixed to real property or not, and all additions to, substitutions and replacements for or accessions to any of the foregoing, together with all attachments, components, parts (including spare parts), equipment and accessories installed thereon or affixed thereto and all fuel for any thereof.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

"Event of Default" shall mean any of the events specified in this Agreement as constituting an Event of Default whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

"Foreign Accounts Receivable" shall mean Accounts with respect to which the Account Debtor is not domiciled in the United States of America

"GAAP" shall mean the Generally Accepted Accounting Principles in the United States of America as in effect from time to time.

“Guarantor(s)” shall mean Andrew Gordon and/or David Gordon, together with all heirs, executors, administrators, personal representatives, successors and assigns thereof.

"Indebtedness" of any Person at any date, shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (v) all obligations of other Persons which such Person has guaranteed, (vi) all Obligations of such Person under hedging agreements, (vii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (viii) all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices).

"Intellectual Property" shall mean all of Borrower's past, present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying copyrights and unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable codes, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

"Inventory" shall mean inventory as such term is defined in the UCC, and shall include, without limitation, all goods and other personal property of the Debtor, whether now owned or hereafter acquired or in which the Debtor now has or hereafter may acquire any right, title or interest, and wherever located, whether in transit or otherwise, held for sale or lease, or furnished or to be furnished under contracts for service, sale or lease, including all goods returned or reclaimed from customers, and all raw materials, work in process and materials owned by the Debtor and used or consumed or to be used or consumed in its business, or in the processing, packaging or shipping of the same, and all finished goods and all assets of a type classified as Inventory as reflected, or as should be reflected pursuant to GAAP, on the financial statements of the Debtor.

"Inventory Sublimit" shall mean the maximum amount of Advances permitted at any time from the Line of Credit against Eligible Inventory, which amount is fixed at $1,000,000.00.

"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to permit the filing of, any financing statement under the UCC or comparable law of any jurisdiction

"Line of Credit" shall mean the revolving line of credit established for the benefit of the Borrower having a maximum principal amount of $5,000,000.00, the proceeds of which are to be used for the refinance of existing lender Indebtedness and for working capital needs of the Borrower.

"Loan" shall mean any Advance or extension of credit in any form made by the Bank to or for the benefit of the Borrower.

"Loan Facility" shall mean the Line of Credit.

"Loan Documents" shall collectively mean this Agreement and all agreements, instruments and documents executed in connection herewith including, but not limited to, all notes, guarantees and all documents giving the Bank an interest in Collateral, all as may be extended, modified, renewed, restated, supplemented, amended, or replaced from time to time.

"Material Adverse Effect" shall mean a material adverse effect with respect to (a) the business, assets, properties, financial condition, stockholders' equity, contingent liabilities, prospects, material agreements or results of operations of Borrower under the Loan Documents, or (b) Borrower's ability to pay the Obligations in accordance with the terms hereof, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Bank hereunder or thereunder.

"Material Default With Third Party" shall mean a default under any material Indebtedness or other material obligations of Borrower to any third party that entitles such third party to declare such Indebtedness or obligation due prior to its date of maturity.

"Maturity Date" shall mean the date on which the Loan Facility matures and comes due. In the case of the Line of Credit, the initial term shall be three (3) years (the "Initial Term"), and the Maturity Date of the Initial Term shall mean February 16, 2012.  The Maturity Date for the Loan Facility shall be extended as provided for in this Agreement, with each renewal term ("Renewal Term") having its corresponding later Maturity Date.

"Maximum Revolving Advance Amount" shall mean $5,000,000.00.

"Note" shall mean any promissory note executed at any time in connection with the Loan Documents.

"Obligations" shall mean any and all loans, Advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Bank or to any other direct or indirect subsidiary or affiliate of Bank of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including, without limitation, this Agreement and the other Loan Documents), whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement, the other Loan Documents or under any other agreement between Bank and Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses, and expenses arising from all obligations of Borrower to perform acts or refrain from taking any action, and the Bank's enforcement thereof.

"Obligor" shall mean Borrower, together with all successors and assigns thereof.

"Permitted Liens" shall mean (a) Liens in favor of Bank; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Bank or the value of the assets in which Bank has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (d) Liens securing Capital Lease Obligations of Borrower permitted by this Agreement; (e) any interest or title of a lessor or sublessor under any lease or sublease permitted by this Agreement; and (f) Liens listed as Permitted Liens on Schedule B, if any.

"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Revolving Credit Loans" shall mean Advances made directly to the Borrower from the Line of Credit.

“SEC” shall mean the U.S. Securities and Exchange Commission.

"Subordinated Debt" shall mean Indebtedness of Borrower that is to be made subordinate to the Obligations due the Bank.

"Subsidiary" shall mean, as to any Person, a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation or entity, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

"UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and Article 9 of the Uniform Commercial Code as in effect in the state of formation of any entity which is a party to this Agreement.

1.2

Accounting Terms.  As used in this Agreement, the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in this Section or elsewhere in this Agreement and accounting terms partly defined in this Section to the extent not defined, shall have the respective meanings given to them under GAAP.

1.3

UCC Terms.  If not otherwise defined in this Agreement, terms used herein which are defined by the UCC shall have the same meaning as set forth in the UCC. All terms indicating Collateral include the meanings assigned thereto under the UCC.

1.4

Other Capitalized Terms.  If not otherwise defined in any other Loan Document, capitalized terms used in such other Loan Document shall have the respective meaning ascribed to said term in this Agreement. The definitions of any other capitalized terms appearing in any sections of this Agreement shall be deemed incorporated into this Section.

1.5

Certain Matters of Construction.  The terms "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Bank is a party, including, without limitation, references to any of the other Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

SECTION 2. LOAN FACILITY

2.1

In accordance with the Loan Documents, the Bank hereby establishes for the benefit of the Borrower the Line of Credit Loan Facility.

2.2

Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, and provided that Borrower is not in Default thereunder, the Bank agrees that it shall, from time to time and in its sole and absolute discretion, make Loans to or on behalf of Borrower from its Loan Facility which the Bank deems warranted by the facts and circumstances existing at the time of each request by Borrower. Each request by Borrower for a Loan as well as each such Loan to be made by the Bank shall constitute a representation by Borrower that all conditions set forth in the Loan Documents on the part of Borrower have been satisfied on the date of such request.

2.3

Borrower may request Advances from the Line of Credit, and Borrower shall be authorized to make such borrowings, repay same in whole or in part, and reborrow on a revolving basis (the "Revolving Credit Loans"). At the time of each Revolving Credit Loan made pursuant to this Agreement, Borrower shall immediately become indebted to the Bank for the amount of each such Loan. All Advances shall be disbursed by Bank from its office in the City and State of New York, and shall be payable at such office. Bank agrees to make Advances to Borrower from time to time in Bank's sole and absolute discretion up to Borrower's Availability and subject to the Loan Documents.

2.4

A request for an Advance must be received by the Bank no later than 11:00 A.M. on a Business Day for the Advance to be made effective as of such Business Day. If such request is received by the Bank after said time, the Advance shall be made effective as of the next Business Day. Requests shall be made by fax transmittal to the Bank at the fax number provided to the Borrower by the Bank. If a request for an Advance is made by telephone (although the Bank is not required to make an Advance pursuant to a telephonic request), it must be promptly confirmed by written fax transmittal. Borrower hereby authorizes Bank to make an Advance based on (i) a fax transmittal ostensibly sent by a representative of the Borrower without regard to verification by the Bank of the authority of the representative, or (ii) a telephonic request for an Advance ostensibly made by a representative of the Borrower without regard to verification by the Bank of the authority of the representative. Borrower hereby indemnifies and holds Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of any requests or the making of any Advances. Bank will enter on its books and records the date and amount of each Advance.

2.5

Borrower shall be obligated to pay to the Bank interest upon the aggregate principal balance outstanding of Borrower's Revolving Credit Loans calculated at the close of each day, and payable on a monthly basis. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to the greater of (i) the Base Rate plus one percent (1.0%) per annum, or (ii) 4.25% per annum. The effective interest rate applicable to the Borrower's Revolving Credit Loans evidenced hereby shall change on the date of each change in the Base Rate. Interest at the rate set forth herein shall be charged on all sums due to the Bank even after a Default or the entry of judgment, subject to the imposition of the increased Default Rate of interest as prescribed by the terms of this

Agreement. All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

2.6

The amount billed to the Borrower hereunder may be charged to Borrower's account maintained with the Bank as of the first day of the month following the month for which it is billed. Such amount shall be deemed paid out of the first collections in the account subsequent to the date of the charge. At Bank's option, up to three (3) Business Days' shall be allowed subsequent to receipt of remittances, without regard to the form thereof, from Account Debtors or the Borrower to permit bank clearance and collection of such remittances before the amount thereof shall be deemed collected by Bank, which time interval Borrower agrees is reasonable. In the event Bank determines at any time, or from time to time, in its sole discretion, to make available advances or funds to Borrower prior to the expiration of such interval, Borrower shall pay additional interest on such advances or funds at the rate set forth herein for each day that such remittances are deemed uncollected under the provisions of this Paragraph. Bank shall render to Borrower each month by mailing to Borrower, by ordinary mail prepaid, a statement of Borrower's account with Bank, which shall be deemed to be correct and accepted by and binding upon Borrower unless Bank shall have received a written statement of Borrower's exceptions within 15 days after the mailing thereof, and any event shall be deemed correct and accepted except as to the matters stated in such exceptions.

2.7

The Revolving Credit Loans made by the Bank to Borrower pursuant to this Agreement shall be noted on the records of the Bank. The Bank shall render to Borrower each month by mailing to Borrower, by ordinary mail, postage prepaid, a statement of Borrower's account with the Bank, which shall be deemed to be correct and accepted by and binding upon Borrower unless the Bank shall have received a written statement of Borrower's exceptions within 15 days after mailing thereof, and in any event shall be deemed correct and accepted except as to the matters stated in such exceptions.

2.8

The Borrower shall be permitted to receive payments on Accounts Receivable and other remittances on a direct basis, provided that Borrower delivers all checks, drafts and other monies received by Borrower to the Bank on a daily basis. In connection with collections and remittances in the form of checks, the Borrower shall subscribe to the Bank's Remote Deposit Service, execute the Bank's standard Remote Deposit Service Agreement, purchase the remote deposit service unit at a cost of $0.00 per remote unit, and pay the Bank a monthly service fee of $0.00 in connection with the Remote Deposit Service. Pursuant to the procedures of the Remote Deposit Service, the Borrower shall, on the same day as received by Borrower, scan collection checks and electronically transmit the images of the checks and deposit data to the Bank on a daily basis. Upon receipt and acknowledgment of the image transmission, the Bank shall confirm image quality and post the deposit to an account maintained by the Bank for such deposits (the "Blocked Account"). The amount of the posted deposit will be credited by Bank as payment toward the Obligations on the Business Day after which such deposit is posted to such account. Borrower will be charged a sum equal to three (3) Business Days' interest on all such deposits, at the interest rate specified for Revolving Credit Loans hereunder. If an Event of Default hereunder occurs and is not cured within any prescribed cure period, the Bank shall have the right to convert the collection process to a full dominion financing arrangement with the Bank, which will involve collections through a lockbox maintained at the Bank, and in accordance with the terms of the Bank's customary lockbox procedures.  Borrower has executed an undated lockbox agreement and an undated letter authorizing the forwarding of Borrower's mail to a Post Office Box which can be accessed by designated representatives of the Bank. Such lockbox agreement and letter shall not be utilized by the Bank unless the Bank has converted the collection process to a lockbox-full dominion financing arrangement under the provisions of this section, in which event the Bank is authorized to insert a date thereon which is beyond any cure date of an Event of Default. The Bank shall send a copy of the dated lockbox agreement and dated letter to the Borrower for its records, and the Borrower shall thereafter comply with all of the terms and conditions of the lockbox agreement.

2.9

At no time shall the aggregate amount of all Loans made by the Bank from the Line of Credit exceed the lesser of (i) the Borrower's Availability, or (ii) the Maximum Revolving Advance Amount. At no time shall the outstanding amount of Advances against Eligible Inventory exceed $1,000,000.00. At no time shall the outstanding amount of Advances against Eligible Inventory exceed the outstanding amount of Advances against Eligible Accounts Receivable. Should the outstanding amount of all Advances or Loans in the aggregate, or should any sublimit or category established hereunder, exceed any limitations set forth in this Agreement at any time, the excess (i) shall continue to be secured by the Collateral, (ii) shall be subject to all of the terms of this Agreement and the other Loan Documents and, at the option of the Bank, (iii) shall immediately become due and payable on demand by the Bank.

2.10

All payments shall be made by Borrower to Bank at the office of the Bank as appears in this Agreement, or such other place as Bank may from time to time specify, in lawful currency of the United States of America in immediately available funds, without counterclaim or set off and free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank shall be authorized to charge any interest payment, principal payment or other sum due under the Loan Documents against any account maintained by the Borrower at the Bank. The Borrower hereby authorizes the Bank to make all such charges authorized by any of the Loan Documents. All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after Default, payments will be applied to the obligations of Borrower to Bank as Bank determines in its sole discretion.

2.11

If a Maturity Date shall fall on a day, or any payment hereunder becomes due on a day, which is not a Business Day, the due date for payment hereunder shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

2.12

Anything to the contrary notwithstanding, on the Maturity Date the Loan Facility shall terminate, and there shall be due and payable all unpaid principal together with all accrued and unpaid interest, charges, fees, and all other sums computed in accordance with this Agreement and the other Loan Documents. The liability of the Borrower and any other party liable for any Obligations to the Bank with respect to any other document, instrument or obligation (such as a letter of credit) arising from the Loan Documents which matures beyond the Maturity Date, if any, shall continue until all Obligations thereunder and under the Loan Documents to the Bank have been satisfied in full.

2.13  It is understood and agreed that the Bank may, in its sole and absolute discretion, create reserves and alter the Borrowing Base to reflect considerations of the Bank including, but not limited to, expenses involved in the collection of receivables and liquidation of Collateral, dilution, obsolescence, miscalculation of value or quantities, bad debts, set-offs, market conditions and other factors. As of the date of this Agreement there is hereby established a reserve against Borrower's Availability in the amount of $500,000.00.

2.14

The Bank may, without notice to or consent of any party liable under the Loan Documents as an obligor, guarantor, endorser, surety or in any capacity whatsoever and without impairing or in anywise affecting the liability of such party to the Bank, (i) extend the time for any payment under the Loan Documents; (ii) alter any other term of Loan Documents by agreement with the Borrower; (iii) release, settle or compromise with any other party liable for any payment under the Loan Documents; and/or (iv) release, or substitute for, any property held by the Bank as security for the payment of any sum owing to the Bank by any party hereto; and any renewal and/or modification document required by the Bank shall be deemed consented to by all such parties without any requirement that any such party execute any such document. The Borrower and all guarantors, endorsers, sureties, and all other parties liable under the Loan Documents hereby jointly and severally waive presentment, demand, notice of non-payment, notice of protest, protest, and all other notice of any kind except as otherwise expressly set forth in the Loan Documents.

2.15

If Obligations become immediately due and payable pursuant to the provisions of this Agreement, or if Obligations are not paid in full upon the effective date of termination of this Agreement or upon a maturity date, or if an Event of Default has occurred, Borrower shall thereafter be obligated to pay interest on the Obligations from the date of such declaration, termination, maturity or Event of Default, as the case may be at the option of the Bank, until the date the Obligations are paid in full at a rate per annum (calculated on the actual number of days based upon a year of 360 days) equal to 5% in excess of the Contract Rate then in effect, provided, however, that such interest rate shall in no event exceed the maximum interest rate which Borrower may pay by law (the "Default Rate"). The Borrower acknowledges that:(i) such additional rate is a material inducement to the Bank to make Loans hereunder; (ii) the Bank would not have entered into the Loan Documents and agreed to make Loans hereunder in the absence of the agreement of the Borrower to pay such additional rate; (iii) such additional rate represents compensation for increased risk to the Bank that the Loans hereunder will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to the Bank in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the Loans, and (b) compensation to the Bank for losses that are difficult to ascertain.

2.16

Borrower hereby grants to Bank, a continuing lien, security interest and right of set off as security for all liabilities and obligations to Bank whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody safekeeping or control of Bank or any entity under the control of Bank and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived and irrespective of the fact that actual book entries may be made at some time subsequent thereto), Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower regardless of the adequacy of any other collateral securing the Loan. Any and all rights to require Bank to exercise its rights or remedies with respect to any other Collateral which secures the Loan Facility or any Loans thereunder, prior to exercising its right of set off with respect to such deposits, credits or other property of Borrower, are hereby knowingly, voluntarily and irrevocably waived.

2.17

Borrower shall pay on demand all expenses of Bank in connection with the preparation, administration default, collection, waiver or amendment of loan terms or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated reasonable costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any reasonable fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any Collateral. If not paid upon demand, Bank shall be authorized to charge any account of Borrower for such expenses.

2.18

This Agreement shall become effective the day when finally accepted by Bank at its office in the State of New York. This Agreement shall remain in effect until the Maturity Date of the Initial Term, and shall thereafter be deemed automatically renewed for successive terms of one (1) year each (each renewed term being a "Renewal Term"); subject, however, to the right of either party not to renew the Initial term or to terminate a Renewal Term upon not less than ninety (90) days' written notice, and subject to the payment of any prepayment premium prescribed in this Agreement. Anything to the contrary notwithstanding, should an Event of Default as defined hereunder have occurred and be continuing, the Initial Term or any Renewal Term shall be terminable at any time by the Bank forthwith on written notice, and in such case of termination by the Bank, there shall be no prepayment premium or other future monthly fees due. The termination of the Initial Term or any Renewal Term by Borrower for any reason shall not affect any of a Borrower's obligations under the Loan Documents, inclusive of payment of the prepayment premium for early termination and all monthly fees prescribed for the Loan Facility under the terms of this Agreement as if the Loan Facility continued to its scheduled Maturity Date.

SECTION 3.  SECURITY; GUARANTEE

3.1

Borrower (also referred to as "Debtor") hereby grants to the Bank, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Bank the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including  inventory,  machinery, equipment  and  any  accessions  thereto), instruments (including promissory notes), documents, accounts and accounts receivable (including health-care-insurance receivables and other accounts receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics, and any property set forth on Schedule A annexed hereto and made a part hereof.

3.2

The Debtor hereby irrevocably authorizes the Bank at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as "all assets" of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Bank promptly upon request. The Debtor also ratifies its authorization for the Bank to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

3.3

Further to insure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in the Collateral, the Debtor agrees, in each case at the Debtor's own expense, to take the following actions with respect to the following Collateral (as applicable):

3.3.1. Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper, the Debtor shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify.

3.3.2. Deposit Accounts.  For each deposit account that the Debtor at any time opens or maintains, the Debtor shall, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (a) cause the depositary bank to agree to comply at any time with instructions from the Bank to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtor, or (b) arrange for the Bank to become the customer of the depositary bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Bank, to exercise rights to withdraw funds from such deposit account. The provisions of this paragraph shall not apply to (i) any deposit account for which the Debtor, the depositary bank and the Bank have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and the Bank for the specific purpose set forth therein, (ii) deposit accounts for which the Bank is the depositary and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor's salaried employees.

3.3.3  Investment Property. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify. If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall immediately notify the Bank thereof and, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (a) cause the issuer to agree to comply with instructions from the Bank as to such securities, without further consent of the Debtor or such nominee, or (b) arrange for the Bank to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Debtor are held by the Debtor or its nominee through a securities intermediary or commodity intermediary, the Debtor shall immediately notify the Bank thereof and, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Bank to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Bank to such commodity intermediary, in each case without further consent of the Debtor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Bank to become the entitlement holder with respect to such investment property, with the Debtor being permitted, only with the consent of the Bank, to exercise rights to withdraw or otherwise deal with such investment property.

3.3.4.  Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, the Debtor shall promptly notify the Bank thereof and, if requested by the Bank, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Bank, that the bailee holds such Collateral for the benefit of the Bank and shall act upon the instructions of the Bank, without the further consent of the Debtor.

3.3.5  Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in § 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Bank thereof and, at the request of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control under UCC § 9-105 of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, § 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

3.3.6.   Letter of Credit Rights. If the Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Debtor, the Debtor shall promptly notify the Bank thereof and, at the request and option of the Bank, the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) arrange for the issuer and any confirmor of such letter of credit to consent to an assignment to the Bank of the proceeds of any drawing under the letter of credit or (ii) arrange for the Bank to become the transferee beneficiary of the letter of credit, with the Bank agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

3.3.7

 Commercial Tort Claims. If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall immediately notify the Bank in a writing signed by the Debtor of the details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bank.

3.3.8.   Other Actions as to any and all Collateral.  The Debtor further agrees to take any other action reasonably requested by the Bank to insure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor's signature thereon is required therefor, (b) causing the Bank's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank and (i) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

3.4.

Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with any other security documents executed at any time by the Debtor in favor of the Bank to the end that the Bank's Collateral has the most expansive interpretation. Nothing contained in any such other security documents shall impair any of the rights or remedies of the Bank hereunder. If Debtor has interests in any patents, trademarks, or copyrights as reflected on Schedule B, at the Bank's request Debtor shall execute and deliver to the Bank such assignments, memorandum and agreements as Bank shall request for the Bank's perfection of its security interests granted to the Bank hereunder including the filing thereof in the applicable U.S. government office.

3.5

In connection with any letter of credit issued by the Bank on behalf of the Borrower, the Borrower hereby pledges, assigns and transfers to the Bank, and grants to the Bank a continuing first priority security interest in and lien on all of the Borrower's right, title and interest in and to (i) any payment instrument drawn under, or purported to be drawn under, such letter of credit and other documents accompanying or relating to any such payment instrument; (ii) any and all shipping documents, warehouse receipts, bills of lading, invoices, steamship guarantees, airway releases, documents of title, policies and certificates of insurance, and other documents accompanying or relating to payment instruments drawn under such letter of credit; (iii) any and all property shipped under or pursuant to or in connection with such letter of credit, or relating thereto or to any trade documents drawn thereunder (whether such documents, goods or other property be released to or upon Bank's order under this agreement or any other agreement or bailee receipt or otherwise under any payment instrument pursuant to which Bank retains a security interest); (iv) all rights or causes of action against any party arising from or in connection with any contract of sale or purchase of any property covered by such letter of credit, or any guarantees, undertakings or other agreements, credits, or other assurances in connection therewith and in and to the proceeds of each and all of the foregoing; and all substitutions therefor, accessions thereto, and proceeds and products thereof.

3.6

Guarantee.

3.6.1

Unconditional Guarantee. Borrower shall secure the execution and delivery to the Bank of an unconditional guarantee (“Unconditional Guarantee”) from Guarantors Andrew Gordon and David Gordon.

3.6.2

The Unconditional Guarantee shall provide for the release of said Unconditional Guarantee and the substitution of a validity guaranty under the following terms and conditions:

(a)

not less than the sum of $3,000,000.00 shall be contributed to the Borrower in the form of permanent equity; and

(b)

the Borrower reports net profits of not less than $550,000.00 (exclusive of any gain or proceeds arising from the sale of any Borrower owned real estate) on its certified financial statement for its fiscal year ending October 31, 2009; and

(c)

the Borrower shall be in compliance with all financial covenants set forth in this Agreement and no other Event of Default hereunder shall have occurred; and

(d)

the Guarantors shall execute and deliver to the Bank a validity guaranty in form prescribed by the Bank.

3.7

Cross-Collateralization and Cross-Default. All Collateral heretofore, herein or hereafter given or granted to the Bank shall secure payment and performance of all of the Obligations, including any Collateral given or granted to the Bank by any Debtor or other third party. All Loans, Advances and all other Obligations shall be and are hereby declared to be cross-collateralized, cross-defaulted and cross-guaranteed. All property of Borrower, and of each third party, if any, of any kind or nature in which Bank has been, is hereunder, or shall hereafter be granted a security interest or a Lien of any kind shall constitute Collateral for all Obligations. Any event of default in connection with any loan, advance or extension of credit made at any time by Bank to Borrower under any documents executed in connection therewith shall automatically and without further acts on the part of the Bank constitute an event of default under all loans, advances and extensions of credit made at any time by Bank to Borrower. In such event, Bank shall have available to it all rights and remedies including, but not limited to, acceleration of any or all loans, advances and extensions of credit made at any time by Bank to Borrower. It shall not be necessary for cross-collateralization, cross-default, cross-acceleration or cross-guarantee language to be inserted into any other previously existing or hereafter created instrument, document or agreement for this section to be fully enforceable by Bank against Borrower and each third party, if any, and all of their property of any kind or nature, including such property as is specifically described in this Agreement, any of the other Loan Documents, or any other documents executed by Borrower and/or any third party in favor of Bank.

3.8

Order of Proceeding. The Bank shall be under no obligation to proceed in any order or against any property to enforce its rights under the Loan Documents, and it shall be free to exercise its rights in any order it choses. Without limiting the foregoing, the Bank shall be under no obligation to proceed against the Borrower before proceeding directly against any Guarantor, nor shall the Bank be under any obligation to proceed against any or all of the Collateral before proceeding directly against the Borrower and/or any Guarantor in any order determined by the Bank.

3.9

Subordinations.  N/A

3.10

Life Insurance.  N/A

3.11

Credit Insurance.  N/A

3.12

Inventory Insurance.  To further secure the payment and performance in full of all of the Obligations and as additional Collateral hereunder, the Borrower shall cause the Bank to be named as loss-payee on an inventory policy of insurance providing coverage in an amount to be approved by the Bank, such policy to be satisfactory in form and substance to the Bank and issued by an insurer acceptable to the Bank. The loss-payee endorsement or rider shall be accepted by the home office of the insurance company; the assignment shall remain in full force and effect until all Obligations have been paid, satisfied and discharged; the Borrower shall at all times keep such policy in full force and effect, shall pay all premiums, dues and assessments thereon, and shall not cause the coverage under the policy to diminish below the amount set forth above; and provision shall be made to confirm that there can be no cancellation of the policy without 30 days' prior  written notice to the Bank.  A duplicate of the policy and the loss-payee endorsement or rider must be delivered to the Bank at the time of execution and delivery of the Loan Documents together proof of premium payment.  Thereafter, the Borrower shall provide to the Bank proof of payment of future premiums upon the request of the Bank.

 SECTION 4.  COLLATERAL; GENERAL TERMS

4.1

The Borrower (also referred to as "Debtor") warrants and represents the following with respect to the Collateral:

4.1.1  The Debtor is (or, in the case of after acquired property, will be) the sole owner of each item of Collateral and has good and marketable title thereto, free and clear of any and all interests, claims and Liens except for Permitted Liens.

4.1.2

Debtor shall maintain the Collateral in good condition and repair; make all necessary renewals, replacements, additions, betterments and improvements thereto; pay and discharge when due the cost of repairs and maintenance to the Collateral; pay all rentals and other payments when due for all real estate leased or owned by Debtor at which Collateral is located; and maintain a disaster recovery plan with off-site back-up of the books and records of Debtor. Debtor will safeguard and protect all Collateral for Bank's general account and make no disposition thereof without the prior consent of the Bank whether by sale, lease or otherwise except (i) the sale of Inventory in the ordinary course of business, and (ii) the sale or disposition of obsolete Equipment in the ordinary course of business; all provided that the proceeds of any such sale or disposition shall remain subject to Bank's security interest. The Collateral may be inspected by the Bank upon reasonable notice to the Debtor.

4.1.3

That portion of the Collateral consisting of Equipment or Inventory shall be stored solely at the Debtor's facilities, or such other facilities as shall be disclosed to the Bank in writing no later than 30 days prior to storage at such facilities, and Debtor shall secure landlord waivers with respect to all such facilities in such form as shall be satisfactory to the Bank.

4.1.4

With respect to that portion of the Collateral consisting of Inventory, the Debtor, in addition to the foregoing, further warrants and represents that it will not make any transfer of Inventory in partial or total satisfaction of a debt other than a debt to the Bank; that no Inventory will be stored with a bailee or on consignment without the prior written consent of the Bank; that no Inventory will be stored at any location not disclosed to the Bank in writing no later than 30 days prior to storage at such location; and that the Debtor shall provide such documents as the Bank may request in connection with the ownership, location, and condition of such Inventory. If any Inventory is at any time in the possession of a bailee, the Debtor shall promptly notify the Bank thereof and, if requested by the Bank, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Bank, that the bailee holds such Inventory for the benefit of the Bank and shall act upon the instructions of the Bank, without the further consent of the Debtor.

4.1.5

The Debtor will pay or cause to be paid all taxes and other charges relating to the Collateral. The Bank is authorized to pay any unpaid taxes or charges deemed necessary by Bank to protect or preserve such Collateral without prior notice to Debtor, and upon payment by the Bank same shall constitute part of the Obligations due the Bank, and shall become due and payable to the Bank on demand.

4.1.6

The Debtor will carry insurance issued by an insurer acceptable to Bank, in amounts acceptable to Bank without co-insurance, against all such liability, perils and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Bank in its discretion, and in addition, will carry business interruption insurance in such amounts as may be required by Bank. In the case of insurance on any of the Collateral, Debtor shall carry insurance in the full insurable value thereof and cause Bank to be named as loss payee (with a lender's loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear, with thirty (30) days' notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage. Such insurance shall insure the Bank notwithstanding any act or neglect of Debtor.

Debtor shall cause to be delivered to Bank the insurance policies therefor or in the alternative, evidence of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Debtor shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Debtor and Bank jointly.

In the event of any loss, Debtor will give Bank immediate notice thereof and Bank may make proof of loss whether the same is done by Debtor. Bank is granted a power of attorney by Debtor with full power of substitution to file any proof of loss in Debtor's or Bank's name, to endorse Debtor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power, being coupled with an interest, is irrevocable.

In the event of any loss, Bank, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Obligations, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Debtor for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Obligations or any provision of this Agreement. Any deficiency thereon shall be paid by Debtor to Bank upon demand. Debtor shall not take out any insurance without having Bank named as loss payee or additional insured thereon. Debtor shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

If Debtor fails to obtain insurance as hereinabove provided, or to keep the same in force, Bank, if Bank so elects, may obtain such insurance and pay the premium therefor on behalf of Debtor, and require Borrower to pay such expenses on demand, and such expenses so advanced by Bank shall be part of the Obligations.

4.1.7

With respect to that portion of the Collateral consisting of Accounts Receivable, the Debtor, in addition to the foregoing, further warrants and represents as follows:

(a) Each Account Receivable is a bona fide, valid and legally enforceable obligation of the Account Debtor in respect thereof and does not represent a sale on consignment, sale or return, or other similar understanding. Except as otherwise arising in the ordinary course of business, the right, title and interest of the Debtor in each Account Receivable is not subject to any defense, offset, counterclaim, or other claim, nor have any of the foregoing been asserted or alleged against the Debtor as to any Account Receivable nor will any of the foregoing, whether or not arising in the ordinary course of business, have a material adverse effect on the business, financial condition or results of operations of the Debtor or the aggregate value of the Accounts Receivable. The amount represented by the Debtor to the Bank as owing by each Account Debtor in respect of the Accounts Receivable is the correct amount actually and unconditionally owing by such Account Debtor thereunder.

(b) The address of the chief and principal executive office of Debtor is Debtor's address set forth in this Agreement. All records pertaining to the Accounts Receivable (including computer records) and all returns of Inventory are kept at Debtor's address set forth in this Agreement, and Debtor will notify Bank no later than 30 days prior to any change in address of the chief and principal executive office of Debtor or of the change of the location where records pertaining to Accounts Receivable or returns of Inventory are kept.

(c)

All books, records and documents relating to any of the Accounts Receivable (including computer records) are and will be genuine and in all respects what they purport to be; and the amount of each Account Receivable shown on the books and records of Debtor is and will be the correct amount actually owing or to be owing at maturity of such Account Receivable.

(d)

The Bank has the immediate absolute and unconditional right to all cash of the Borrower arising from collections of Accounts Receivable, and all payments on account of Accounts Receivable, however evidenced, wherever located, regardless of who is in possession thereof or the form of collection.

(e)

Debtor shall notify Bank if any Accounts Receivable arise out of contracts with the United States or other department, agency or instrumentality thereof, and upon request from the Bank the Debtor shall execute any instruments and take any steps to perfect the assignment of the rights of the Debtor to the Bank and to insure that all money due or to become due under such contracts shall be assigned and paid to the Bank, with proper notice having been given, all as required under the Federal Assignment of Claims Act or any similar act or regulation.

4.2

If the use of a lockbox is implemented pursuant to the requirements of a lockbox-full dominion relationship established under the provisions of this Agreement, Borrower will indicate on all invoices that payments shall be made directly to the lockbox. At any time following Default, and at the request of the Bank, Borrower shall notify Account Debtors to the effect that the Accounts Receivable have been assigned to the Bank and that payments shall be made directly to the Bank or as the Bank shall otherwise direct. At any time following Default, the Bank may notify Account Debtors to the effect that the Accounts Receivable have been assigned to the Bank and that payments shall be made directly to the Bank or as the Bank shall otherwise direct.

4.3

The Bank shall have the right to make test verifications of the Accounts Receivable in any manner and through any medium that it considers advisable, and the

Debtor agrees to pay the reasonable costs thereof and to furnish all such assistance and information as the Bank may require in connection therewith. The Bank may in its own name or in the name of others communicate with Account Debtors in order to verify with them to the Bank's satisfaction the existence, amount and terms of any Accounts Receivable.

4.4

The Debtor shall hold its books and records relating to the Accounts Receivable segregated from all of the Debtor's other books and records in a manner satisfactory to the Bank; and shall deliver to the Bank promptly, on its request, true and genuine copies of all invoices, original bills of lading, documents of title, original contracts, chattel paper, instruments and any other writings relating thereto and other writings or evidence of performance of contracts or evidence of shipment or delivery of the merchandise sold or services rendered in connection therewith; and deliver to the Bank, upon receipt and without demand, any written obligations of Account Debtors to pay, such as trade acceptances or promissory notes or the like, received by the Debtor; and the Debtor will deliver to the Bank promptly at the Bank's request additional copies of any or all of such papers or writings, and such other information with respect to any Accounts Receivable as the Bank may in its sole and absolute discretion deem to be necessary.

4.5

The Debtor shall promptly make, stamp or record such entries or legends on the Debtor's books and records or on any of the Collateral, as the Bank shall request, to indicate and disclose that the Collateral has been assigned to the Bank or that the Bank has a security interest in such Collateral, and to maintain in the Bank's favor a perfected first priority security interest in all Accounts Receivable and other Collateral provided to the Bank.

4.6

The Debtor shall execute and deliver such written assignments of all its Accounts Receivable as the Bank shall require; provided however that the failure to execute and deliver such written assignments shall not affect or limit the Bank's security interest or other rights in and to such Accounts Receivable.

4.7

In the event of any change in the status of an Account Receivable from that which is Eligible to that which is not, or the rejection of goods, delay in performance, or claims made in regard to Accounts Receivable, Borrower shall pay to Bank on demand the unpaid portion of such Account Receivable. Borrower shall pay to Bank on demand the unpaid portion of any Account Receivable which was formerly an Eligible Account Receivable and which has been assigned or transferred to Bank or in which Bank otherwise has an interest if any petition under the Bankruptcy Code or any similar federal or state statute or a petition for receivership has been filed by or against the Account Debtor or its property or if it has made an assignment for the benefit of creditors, unless the unpaid portion of any former Eligible Account Receivable has been replaced by Borrower and Borrower remains within the limitation of Borrower's Availability.

4.8

In furtherance of the continuing security interest herein contained Debtor will, upon the creation or acquisition of Collateral, or at such intervals as Bank requires, provide

Bank with confirmatory assignments in form satisfactory to Bank, copies of invoices to customers, evidence of shipment and delivery, and such further information and documentation as Bank may require and Debtor, at Bank's request, shall deliver to Bank all documents and written instruments constituting or relating to Collateral. Debtor will take any and all steps and observe such formalities and will execute and deliver all papers and instruments and do all things necessary to effectuate this Agreement and facilitate liquidation of Collateral, including collection of Accounts Receivable. The delivery of any information and documentation pursuant to this Agreement shall be deemed to be a certification by Debtor that as of the date of such delivery, such information and documentation is true and correct in all material respects and does not omit any material fact required to be stated therein or necessary in order to make such information and documentation not misleading and shall also be deemed a certification that Debtor has no knowledge of any Default or Event of Default under this Agreement.

4.9

At the time any Account Receivable becomes subject to a security interest in favor of Bank: said Account Receivable shall be a good and valid account representing an undisputed, unconditional bona fide indebtedness incurred by the Account Debtor named therein for merchandise sold and delivered, or if so indicated in the papers delivered to Bank sold and shipped, or sold and held subject to delivery instructions, or for services theretofore fully performed by the Debtor for said Account Debtor. There are and shall be no setoff counterclaims or rights of recoupment against any such Account Receivable; no agreement under which any deduction or discount may be claimed shall have been made with Debtor on any such Account Receivable except as indicated in a written list, statement, or invoice furnished to Bank; and Debtor shall be the lawful owner of each such Account Receivable and shall have the right to subject the same to a first and prior security interest in favor of Bank, without limitation by any agreement or document to which Debtor is a party or by which it is bound. No such Account Receivable shall have been or shall thereafter be sold, assigned or transferred to any Person other than Bank or in any way encumbered except to Bank and no other Person shall have proceeds claims thereto, and the Debtor shall defend the same against the claims and demands of all persons.

4.10

Debtor hereby constitutes Bank and each of its officers, agents or designees as Debtor's attorney in fact, with power to endorse the name of Debtor upon any notes acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into Bank's possession; to sign Debtor's name to any invoice or bill of lading relating to any Collateral, drafts against Account Debtors, assignments, verifications and notices to Account Debtors; to send verifications of Collateral to any Account Debtor; to execute Debtor's name as well as its own name and to file financing statements and other instruments or documents; to do all other acts and things necessary to carry out this Agreement; to receive open and dispose of all mail addressed to Debtor, and to notify the post office authorities to change the address for delivery of mail addressed to Debtor to such address as Bank may designate after Default. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable while any Obligations shall remain unpaid. Debtor authorizes Bank to file in its own name as secured party any financing statement under the Uniform Commercial Code which Secured Party deems necessary or advisable to perfect the security interests which it is intended that Bank have under this Agreement. The Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement without prior written consent of the Bank and agrees that it will not do so without the prior written consent of the Secured Party.

4.11

Debtor subordinates to the payment of any Obligations due or to become due to Bank from Account Debtors on Collateral, any and all sums then and thereafter due and become due to Debtor from such Account Debtors, waiving and postponing all rights with respect thereto until such Obligations to Bank shall have been fully discharged.

4.12

Bank may, without notice to or consent from Debtor, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise, on any terms, any Accounts Receivable or any security or insurance applicable thereto, which is hereby assigned to Bank, and release any Account Debtor thereon, or accept the return of any merchandise, all without affecting in any way the liability of Debtor hereunder.

4.13

Other than in the ordinary course of business Debtor shall not without the consent of Bank, compromise or adjust any Account Receivable (or extend the time for payment thereof) grant any additional discounts, allowances or credits thereon, or accept the return of any merchandise.

4.14

In the event that any of the Collateral consists of chattel paper, notes and other instruments and negotiable documents, the Debtor shall, at any time and from time to time upon request by the Bank, endorse and deliver the same to the Bank.

4.15

It is expressly agreed that the Bank shall not have any responsibility or liability under any contract in which the Bank has been granted an interest by reason of or arising out of this Agreement or the receipt by the Bank of any payment relating to any such contract pursuant hereto, nor shall the Bank be required or obligated in any manner to perform or fulfill any of the responsibilities of any other party under or pursuant to any such contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned or pledged to it or to which it may be entitled at any time.

4.16

Debtor shall ensure that all real properties at which any Collateral is located remains in compliance with all Environmental Laws and Debtor shall not place or permit to be placed any hazardous substances (as defined by any Environmental Law) on any such real property except as permitted by applicable law or appropriate governmental authorities. Debtor shall defend and indemnify Bank and hold Bank and its employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Bank under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any release of a reportable quantity of any hazardous substances at the real property (any such event being hereinafter referred to as a "Hazardous Discharge"), the presence of any hazardous substances affecting the real property, whether or not the same originates or emerges from the real property or any contiguous real estate, including any loss of value of the real property as a result of the foregoing. Debtor's obligations hereunder shall arise upon the discovery of the presence of any hazardous substances at the real property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances. Debtor's obligation and the indemnifications hereunder shall survive the termination of this Agreement or any Loan Facility. For purposes of this Section, all references to real property shall be deemed to include all of Debtor's right, title and interest in and to its owned and leased premises.

4.17

 The Bank shall have full power, in its sole and absolute discretion and without notice, to consent to the substitution, exchange, or release of all or any part of the Collateral, whether or not other collateral, if any, received by the Bank upon such substitution, exchange, or release shall be of the same or different character or value than the Collateral so substituted, exchanged or released, and whether or not the Bank receives any value for any such action.

SECTION 5.  REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Agreement and, among other things, make Advances from the Loan Facility, the Borrower hereby represents, warrants, covenants and agrees as follows:

5.1

Borrower is presently in a financial condition which will enable it to fulfill all of its obligations under the Loan Documents.

5.2

The Borrower has previously delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate" (the "Perfection Certificate"). The Borrower represents and warrants to the Bank as follows:(a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Borrower is an organization of the type and organized in the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number or accurately states that the Borrower has none, (d) the Perfection Certificate accurately sets forth the Borrower's place of business or, if more than one, its chief executive office as well as its mailing address if different and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete.

 5.3.

The Borrower covenants with the Bank as follows: (a) without providing at least 30 days prior written notice to the Bank, the Borrower will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Borrower does not have an organizational identification number and later obtains one, the Borrower shall forthwith notify the Bank of such organizational identification number, and (c) the Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

5.4

Borrower was duly formed and is in good standing under the laws of the state of its formation, and utilizes no names other than as set forth in this Agreement. Borrower has all requisite power and authority (i) to execute and deliver the Loan Documents, and to consummate the transactions and perform its obligations thereunder; (ii) to own and operate its properties and assets and to carry on the business now conducted or as now contemplated; and (iii) is qualified or authorized to do business and is in good standing in all jurisdictions wherein the character of the property owned or the nature of the business conducted by Borrower makes such qualification or authorization necessary.

5.5

The execution and delivery of, and the consummation of the transactions contemplated under, the Loan Documents have been duly authorized and approved and no other actions or proceedings on the part of Borrower are necessary or required under the laws of the State of New York and all other jurisdictions which may have an effect on the validity and enforceability of the Loan Documents.

5.6

The Loan Documents delivered or to be delivered by Borrower are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

5.7

The execution, delivery and performance of the Loan Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance, (ii) conflict with, result in a breach of or constitute a default under (a) the certificate of incorporation or by-laws of Borrower or (b) any order, judgment, award or decree of any court, governmental authority, bureau or agency, (iii) result in the creation or imposition of any Lien or encumbrance upon any of the property of Borrower immediately, with the passage of time or with the giving of notice and the passage of time, under any contract, agreement or instrument to which Borrower is a party or by which Borrower is bound, (iv) result in the acceleration of any obligation under any mortgage, lien, lease, franchise, license, permit, agreement, instrument, order, award, judgment, or decree, or in the termination of any license, franchise, lease, or permit to which Borrower is a party or by which it is bound, or (v) violate or conflict with any other restriction of any kind or character to which Borrower is subject.

5.8

 There is no known claim, loss, contingency, litigation, or proceeding whether or not pending, threatened or imminent against or otherwise affecting Borrower that involves the possibility of any judgment or liability not fully covered by insurance or that may result in a Material Adverse Effect in the business, properties, or condition of Borrower, or which may result in an adverse change in the ability of Borrower to fully perform under the Loan Documents.

5.9

 To the best of its knowledge, Borrower has complied with all applicable statutes, regulations, rules, ordinances, court decrees and other directives of the United

States of America, and all states, counties, municipalities, agencies and governmental authorities having jurisdiction over Borrower and/or its operations.

5.10

 Borrower is not in default in any material respect in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, and no default thereunder has occurred and is continuing.  Borrower is not in default under any order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree, if any, materially adversely affects the ability of Borrower to carry on its business as presently conducted or to perform its obligations under the Loan Documents.

5.11

 No litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending, nor, to the knowledge of Borrower, threatened, against the Borrower or any of its properties and revenues, which, if adversely determined, would materially adversely affect the business, operations, financial condition or results of operations of Borrower. Borrower shall notify Bank in writing within 10 days of any claim, litigation, action, proceeding or event which may result in a Material Adverse Effect in the business, properties or condition of Borrower.

5.12

All federal, state and other tax returns of Borrower required by law to be filed have been duly filed or extensions obtained. All federal, state and other taxes, assessments and governmental charges or levies upon Borrower or any of its properties, income, profits or assets which are due and payable have been paid or provided for, except such tax returns the non-filing of which, and such taxes the nonpayment of which, would not have a Material Adverse Effect upon the business, assets, liabilities, financial condition, results of operation or business prospects of Borrower and except for such taxes and assessments which the Borrower is disputing in good faith and for which Borrower has established adequate reserves for the payment of such disputed taxes or assessments. Borrower shall cause all future tax returns to be timely filed or extensions obtained therefor, and all future taxes and assessments to be paid when due.

5.13

All filings on the part of Borrower required by the Securities and Exchange Commission, its rules and regulations, have been filed, and Borrower shall cause all future filings to be timely filed.

5.14

Where financial statements have been given to the Bank, and are to be given in the future, such financial statements, together with the related schedules and notes,  shall fairly present the financial position and results of operations and changes in cash flows of Borrower on the date and for the period involved, and will have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved in all material respects. Such financial statements make full and adequate provision for all obligations, liabilities and commitments, fixed and contingent, of Borrower as of the date of the financial statements.

5.15

All property owned or utilized by Borrower, as well as all operations of Borrower, is in compliance and will continue to be in compliance with all federal, state, county, municipal and regulatory agency laws, rules, regulations, and ordinances including, but not limited to, all Environmental Laws.

5.16

Without the prior written consent of the Bank, Borrower shall not merge or consolidate with or sell, assign, lease or otherwise dispose of all or substantially all of its assets whether now owned or hereafter acquired; acquire all or substantially all the assets or the business of any Person; or effectuate a change in current management unless such change includes Andrew Gordon and David Gordon as part of management.

5.17

Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the date of this Agreement, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the date of this Agreement, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

5.18

Borrower is in compliance in all respects with the applicable provisions of ERISA and all regulations issued thereunder. As of the date hereof, no employee benefit plan ("Plan") as defined by ERISA, maintained by Borrower or under which Borrower could have any liability under ERISA (i) has failed to meet minimum funding standards established under ERISA, (ii) has failed to comply in a material respect with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under ERISA or the Internal Revenue Code which would subject Borrower to any material liability, or (iv) has been terminated if such termination would subject Borrower to any material liability. Borrower has timely made all contributions when due, and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any Plan.

5.19

Borrower has obtained all Consents necessary to carry on its business, and is not knowingly in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect.

5.20

Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Bank's obligation to lend hereunder and/or any or all of the Loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

5.21

Borrower agrees that immediately upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which would reasonably be expected to have a Material Adverse Effect it shall give to Bank telephonic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Bank on the same day such verbal communication is made or the next Business Day thereafter.

5.22

Borrower shall give thirty (30) days prior written notice to Bank of any changes in the location of any of its respective places of business, of the places where records concerning its Accounts or where its Inventory or other Collateral are kept, or the establishment of any new, or the discontinuance of any existing place of business or location, where Inventory or other Collateral is kept; provided that Borrower may not establish any place of business outside of the United States.

5.23

Borrower shall provide Bank with written notice of any letters of credit for which Borrower is the beneficiary. Borrower shall execute and deliver (or cause to be executed or delivered) to Bank, all documents and agreements as Bank may require in order to obtain and perfect its security interest in such letter of credit rights.

5.24

Borrower shall not:

(a) Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Bank) except the endorsement of checks in the ordinary course of business; pledge Bank's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business; make advances, loans or extensions of credit to any Person, including without limitation, any parent, Subsidiary or Affiliate;

 (b) Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

 (c)  Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

 (d)  Change its fiscal year or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

 (e)  If a registered organization, change its jurisdiction of organization.

 (f)  Amend, modify or waive any term or material provision of its Certificate of Incorporation or By-Laws without the prior consent of the Bank, which consent shall not be unreasonably withheld or delayed.

5.25

All information, reports and other papers and data furnished to the Bank were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or statement made to the Bank in connection with the negotiation, preparation or execution of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. No fact is known to Borrower which has had or may in the future have a materially adverse effect upon the Borrower's business, assets, liabilities, condition, financial or otherwise, or results of operations that has not been set forth in the financial statements furnished to the Bank or other reports or other papers or data otherwise disclosed in writing to the Bank.

5.26

All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule B, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the Intellectual Property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, such party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement.

5.27

Borrower is not party to any contract or agreement the performance of which could have a Material Adverse Effect. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Lien. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

5.28

All representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.29

In the event that any change in applicable law, regulation, condition, directive or interpretation occurs which (i) subjects the Bank to any tax with respect to any amount paid or to be paid to the Bank under the Loan Documents or changes the basis of taxation of payments to the Bank on any amounts payable under the Loan Documents (other than any tax measured by or based upon the overall net income of the Bank); or (ii) imposes, modifies or deems applicable any capital adequacy, capital maintenance, reserve or deposit requirements against the assets held by the Bank in connection with advances or payments to the Bank pursuant to the Loan Documents; or (iii) imposes upon the Bank any other condition with respect to any amounts paid or payable to or by the Bank; and the result of any of the foregoing is to increase the cost to the Bank of making any Loans or extensions of credit under the Loan Documents, or to reduce the rate of return on the Bank's capital to a level below that which the Bank would have achieved but for such event, then and in such event the Bank shall deliver to the Borrower written notice of the happening of such event, and the Bank shall be entitled to adjust the terms of the Loan Documents to make up any increased cost or reduction of payment or return experienced by the Bank as a result of such event. Such notice shall contain the statement of Bank with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower. In determining such amount, Bank may use any reasonable method of averaging and attribution that it deems applicable.

5.30

Borrower warrants and represents that all information set forth on Schedule B annexed hereto and made a part hereof is true and accurate as of the date hereof.

5.31

Anti-Terrorism Laws.

(a)

General.

Neither Borrower, nor any of its Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)

Executive Order No. 13224.

Neither Borrower, nor any of its Affiliates or their respective agents acting or benefiting in any capacity in connection with the Loans, letters of credit or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)

a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)

a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)

a Person or entity with which any lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)

a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)

a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)

a Person or entity who is affiliated or associated with a person or entity listed above.

(c)

Blocked Person or Transactions.  Neither Borrower, nor to Borrower’s knowledge any of its agents acting in any capacity in connection with any Loans, letters of credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(d)

Trading with the Enemy.  Borrower has not engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

SECTION 6.  ADDITIONAL CONDITIONS, COVENANTS AND REQUIREMENTS

6.1  Field Examinations. Borrower will permit the Bank and its agents and representatives, at any time and from time to time during normal business hours and without undue disruption to Borrower's business, to (i) visit and inspect the premises and the properties of Borrower and the Collateral, (ii) inspect and make extracts from the books and records of Borrower, and (iii) discuss with Borrower's officers, employees and accountants any and all matters with respect to the business, assets, liabilities, financial condition, results of operations and business prospects of the Borrower. Such audits or field examinations are expressly authorized by Borrower, and shall include two (2) field examinations per year unless an Event of Default has occurred. The cost of any activities of the Bank hereunder shall be paid by Borrower as invoiced by the Bank. The cost of all field examinations thereafter required by the Bank shall be borne by the Borrower based on $850.00 per man per day plus out of pocket expenses.

6.2

Financial Reporting Requirements and Statements. Borrower shall comply with the following requirements:

6.2.1  Borrower shall provide to the Bank, within 120 days after the end of each fiscal year (October 31st) of Borrower, its balance sheet as at the end of such fiscal year, and its statement of income and retained earnings and statement of cash flow for such fiscal year, prepared and certified in accordance with GAAP by independent certified public accountants of recognized standing selected by Borrower and satisfactory to the Bank. The Borrower’s current certified public accountants are satisfactory to the Bank. Borrower shall submit with each financial statement required hereunder, a certificate reflecting Borrower's calculation of Borrower's compliance with all financial covenants required hereunder together with a certification by the chief financial officer of Borrower stating that there then exists no Default under the Loan Documents and no event which, with the giving of notice or lapse of time, or both, would constitute an event of default under any of the Loan Documents or any other material agreement to which Borrower is a party ("Financial Statement Calculation and Certification"). The financial statements included in the Borrower’s Annual Report Form 10K as filed with the SEC shall meet the requirements of this section 6.2.1.

6.2.2

Borrower shall provide to the Bank, within 120 days after the end of each fiscal year of Borrower, true and signed copies of federal tax returns, complete with all schedules and attachments, filed by Borrower, except if filed earlier in which case Bank shall be furnished with such copies within 30 days of filing. If Borrower is on extension for the filing of any tax return, Bank shall be furnished with, within 30 days of filing, a true copy of any such extension and, thereafter, Bank shall be provided with a true and signed copy of each such filed tax return, complete with all schedules and attachments within 10 days of filing.

6.2.3  Commencing as of fiscal quarter ending January 31, 2009,  Borrower shall provide to the Bank, within 60 days after the end of each fiscal quarter of Borrower, its balance sheet as at the end of such quarter, and its statement of income and retained earnings and statement of cash flow for such quarter, prepared in accordance with GAAP and reviewed by the Borrower’s independent certified public accountants of recognized standing selected by Borrower and satisfactory to the Bank. The Borrower’s current certified public accountants are satisfactory to the Bank. Borrower shall submit a Financial Statement Calculation and Certification with each financial statement required hereunder.

The financial statements included in the Borrower’s Report Form 10Q as filed with the SEC shall meet the requirements of this section 6.2.3.

6.2.4  Commencing as of the first full month after execution of this Agreement, Borrower shall provide to the Bank, within 30 days after the end of each month, Borrower’s balance sheet as at the end of such month, and its statement of income and retained earnings and statement of cash flow for such month, prepared by Borrower's management, together with an attestation statement of the chief financial officer of Borrower.

6.3

Other Reporting Requirements. Borrower shall comply with the following conditions:

6.3.1  Borrower shall provide to the Bank, on the 15th day and the last day of each month, a detailed aging report setting forth the amount due and owing on each of Borrower's Accounts Receivable on Borrower's books at such time, together with a reconciliation report satisfactory to the Bank showing all sales, collections, payments and adjustments to accounts receivable on Borrower's books at such time.

6.3.2  Borrower shall provide to the Bank, , on the 15th day and the last day of each month, a detailed listing and summary of the Inventory on Borrower's books at such time, and including quantities, values, and location.

6.3.3  Borrower shall provide to the Bank, on the 15th day and the last day of each month, Borrower's sales journal, cash receipts journal, and credit memos.

6.3.4  Borrower shall provide to the Bank, on the 15th day and the last day of each month, a Borrowing Base Certificate together with Borrower’s Accounts Receivable aging and Inventory report.

6.3.5  Borrower shall provide to the Bank, within 15 days of the end of the previous month, a detailed aging report setting forth the amount due and owing on each of Borrower's accounts payable on Borrower's books as of the close of the preceding month.

6.3.6  Borrower shall provide to the Bank prompt notice of any change in the status of an Account Receivable from that which is Eligible to that which is not, and the rejection of goods, delay in performance, or claims made in regard to Accounts Receivable.

6.4

Borrower shall comply with the following financial covenants:

6.4.1   Leverage; Debt to Tangible Net Worth ratio: Commencing at fiscal year end October 31, 2009, the Borrower shall have attained and shall maintain at all times thereafter a ratio of Debt to Tangible Net Worth in a proportion not to exceed 2.0 to 1.  In applying this ratio, the term "Debt" as numerator in the ratio equation shall mean the total liabilities of the Borrower whether demand, installment, contingent, secured, unsecured, guaranteed, endorsed, or assumed all determined in accordance with GAAP, less Subordinated Debt. The term "Tangible Net Worth" as denominator in the ratio equation shall have the same meaning as set forth in paragraph 6.4.2.

6.4.2   Tangible Net Worth:  As of fiscal year end October 31, 2009, the Borrower shall have attained a Tangible Net Worth of not less than $8,350,000.00, which amount shall not decrease during fiscal year 2010. As of fiscal year end October 31, 2010, the Borrower shall have attained a Tangible Net Worth of not less than $9,250,000.00, and for each fiscal year thereafter, Borrower shall maintain at all times during said fiscal year a Tangible Net Worth of not less than the Tangible Net Worth reflected on the prior fiscal year end reviewed financial statement; provided, however, for every fiscal year end after October 31, 2010 the Borrower’s Tangible Net Worth at the fiscal year end shall not be less than the Tangible Net Worth as of the prior year end plus 50% of the Borrower’s net profit for the current fiscal year. In applying this requirement, the term "Tangible Net Worth" shall mean, as of the time of any determination thereof, the Borrower's net worth as reported on Borrower's financial statements, plus loans subordinated in favor of the Bank, less the total of loans or advances to its officers and affiliated companies, goodwill, licenses, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense, or organizational expenses and other like intangible assets and other items that would be characterized as intangible assets in accordance with GAAP. It is further required that the resultant Tangible Net Worth from the above computation shall be increased on a dollar for dollar basis for each dollar of equity contributed to the Borrower.

6.4.3 Minimum Working Capital. The Borrower shall maintain working capital of not less than $4,000,000.00 at all times. The term "working capital" hereunder is defined as the difference between Current Assets and Current Liabilities.  "Current Assets" at a particular date, shall mean all cash, cash equivalents, accounts and inventory of Borrower and all other items which would, in conformity with GAAP, be included under current assets of Borrower as at such date; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of Borrower, unless such Indebtedness arose in connection with the sale of goods or rendition of services in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of Borrower, or (c) the cash surrender value of any insurance policy. "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on the balance sheet of Borrower, as at such date, but in any event including , without limitation, the amounts of (a) all Indebtedness of Borrower payable on demand not more than twelve (12) months after such date, (b) any payments in respect of any Indebtedness of Borrower (whether installment, serial maturity, or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or Indebtedness payable on demand not more than twelve (12) months after such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

6.4.4  Net Profit.  As of fiscal year end October 31, 2009, Borrower shall have attained net profit of not less than $500,000.00. For fiscal year end October 31, 2010, and for each fiscal year thereafter, Borrower shall reflect a net profit of not less that $900,000.00, and shall not experience a net loss as at any fiscal year end as reflected in Borrower's certified fiscal year end statements.

6.4.5  Distributions. Except as otherwise provided herein, Borrower shall not declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.  Anything to the contrary notwithstanding, Borrower shall be permitted to acquire shares of the common stock or preferred stock of Borrower pursuant to its existing plan for such acquisition (which has been furnished to and reviewed by the Bank), provided that no acquisition of shares shall result in the occurrence of an Event of Default.

6.4.6  Employee Loans. Borrower shall not make loans to employees in excess of the aggregate amount of $25,000.00 in any fiscal year without the prior written consent of the Bank in its sole discretion.

6.4.7

Limitations on inter-company transactions. There shall be no inter-company transactions with any Non-Borrower Affiliates or Subsidiaries (including any such entities identified in Schedule B-8), in excess of $750,000.00.

In the event that Borrower shall violate any of the aforesaid covenants, then for such time period during which a covenant violation exists the Contract Rate hereunder shall be increased by one percent (1.0%). Anything to the contrary notwithstanding, the Bank reserves the right to declare that an Event of Default under this Agreement has occurred attributable to any such covenant violation irrespective of the increase in the Contract Rate hereunder. If the Default Rate has been implemented pursuant to this Agreement, then in such event the additional covenant violation increased interest rate hereunder shall not be applied in addition to the Default Rate.

6.5

Borrower shall provide to the Bank immediately upon demand (i) certificates of insurance for all policies of insurance to be maintained by Borrower pursuant to this Agreement; (ii) an estoppel certificate executed by an authorized officer of Borrower indicating that there then exists no Default under the Loan Documents and no event which, with the giving of notice or lapse of time, or both, would constitute an event of default under any agreement to which Borrower is a party; (iii) all original and other documents evidencing right to payment, including but not limited to invoices, original orders, shipping and delivery receipts; and (iv) all information received by Borrower affecting the financial status or condition of any Account Debtor.

6.6

Borrower shall promptly provide to the Bank such additional financial information, data and documents, in form reasonably satisfactory to the Bank, as may be reasonably requested from time to time by the Bank.

6.7

Capital Expenditures. There shall be no limitation with respect to Capital Expenditures of the Borrower provided that no single or series of Capital Expenditures during any fiscal year shall result in the violation of any financial covenant prescribed in this Agreement or otherwise cause an Event of Default to occur.

6.8

Minimum Deposit. The Borrower shall maintain with Bank average collected demand deposit balances equal to $250,000.00 (the "Minimum Deposit"). Furthermore, if the Borrower does not maintain the Minimum Deposit, Borrower shall pay to Bank, on a quarterly basis, a deficiency fee equal to the Contract Rate plus three percent (3.0%) multiplied by the difference between (i) Borrower's actual average collected balances maintained with the Bank during such period and (ii) the Minimum Deposit. The Borrower shall maintain its main operating account and all other business accounts with the Bank unless otherwise expressly authorized by the Bank.

6.9

Collateral Management Fee. N/A

6.10

Lockbox Fee.  If a lockbox is implemented hereunder, the Borrower shall pay to the Bank a monthly lockbox fee (the "Lockbox Fee") in the amount of $625.00 for each month, subject to adjustment in accordance with the operations experience and the Lockbox Agreement (as referenced herein) until all Obligations have been paid in full and the Loan Facility has been terminated under the Loan Documents.

6.11

 Prepayment Premium.  In the event that the Loan Facility is terminated by the Borrower at any time prior to a Maturity Date, whether of the Initial Term or any Renewal Term, the Borrower shall pay to the Bank a prepayment premium upon the occurrence of such event (a "Prepayment Event") equal to two percent (2.0%) of the Maximum Revolving Advance Amount in effect at such time if the Prepayment Event occurs in the first year of the Initial Term, and one percent (1.0%) of the Maximum Revolving Advance Amount in effect at such time if the Prepayment Event occurs in any remaining year of the Initial Term or in any Renewal Term. Borrower shall be responsible for the payment of all monthly fees prescribed for the Loan Facility under the terms of this Agreement as if the Loan Facility continued to its scheduled Maturity Date.

6.12

 Annual Loan Facility Fee.  On the yearly anniversary date of the execution of this Agreement, Borrower shall pay to the Bank a facility fee (“Facility Fee”) in an amount equal to (i) 0.5% of the Maximum Revolving Advance Amount in effect on the first anniversary date, (ii) and 0.25% of the Maximum Revolving Advance Amount in effect on each anniversary date thereafter including each year of a Renewal Term.

6.13

Commitment/Closing Fee. N/A

6.14

 Overadvances. If at any time (either contrary to the Bank's intention, as the result of Eligible Accounts Receivable thereafter becoming ineligible, or with Bank's consent, as the result of Bank making additional advances in its discretion that cause a temporary Overadvance, (as hereinafter defined), the amount of Obligations exceeds Borrower's Availability (such excess being hereinafter referred to as an "Overadvance"), Borrower shall (i) in the case of an unintentional Overadvance, on notification of such fact by Bank, forthwith pay to Bank such amount as will eliminate the Overadvance; and (ii) in the case of an Overadvance with the Bank's consent, pay to the Bank, on the date specified by the Bank, such amount as will eliminate the Overadvance. At the end of any month in which any Overadvance has occurred, Borrower shall be charged an Overadvance Fee equal to one percent (1.0%) of the maximum Overadvance occurring during such month.  Anything to the contrary notwithstanding, until such time as the maximum principal amount of the Line of Credit is increased to  $5,250,000.00, the Borrower shall be permitted to incur Overadvances in an amount not exceeding $250,000.00 at any one time without incurring any Overadvance Fee.  At such time as the maximum principal amount of the Line of Credit is increased to $5,250,000.00 and thereafter, the Overadvance Fee shall be charged with respect to all Overadvances.

6.15

 Unused Line Fee:  Borrower shall pay to the Bank an unused line fee (the "Unused Line Fee") which shall be earned monthly effective as of the 1st day of each month and shall be in an amount equal to one eighth percent (0.13%) of the difference between the Maximum Revolving Advance Amount and the average outstanding Obligations during such month. This fee shall be debited monthly in arrears by the Bank from the Borrower's account, and represents compensation to the Bank for its funding and other costs and expenses relating to Borrower's anticipated borrowing requirements, the amounts of which are not readily calculable.

6.16

Operating Accounts:  Borrower agrees to maintain its principal operating account with the Bank. Borrower shall be permitted to maintain payroll accounts at other banks.

6.17

Borrower nor their agents shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law; or (iv) engage in any business or activity in violation of the Trading with the Enemy Act.  Borrower shall deliver to the Bank any certification or other evidence requested from time to time by any lender in its sole discretion, confirming Borrower’s compliance with this Section.

SECTION 7. CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

    Closing under this Agreement is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Bank and Bank's counsel):

7.1

Resolutions, Opinions, and Other Documents: Borrower shall have delivered, or caused to be delivered to Bank, or Bank shall have received the following:

a.

this Agreement, and each of the other Loan Documents all properly executed;

b.

any other documents to be executed and/or delivered by Borrower or any other Person pursuant to this Agreement;

c.

certified copies of (i) resolutions of Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, and each of the other Loan Documents required to be delivered pursuant to this Agreement and (ii) Borrower's articles or certificate of incorporation and by-laws;

d.

an incumbency certificate for Borrower identifying all officers, with specimen signatures, authorized to execute the Loan Documents;

e.

insurance certificates in form satisfactory to the Bank;

f.

all searches and certificates;

g.

such other documents reasonably required by Bank;

h.

Borrower shall have a Borrower's Availability of not less than $500,000.00 at closing after the payment of all obligations of Borrower under the terms of the Loan Documents.

7.2

Fees at Closing: Borrower shall have paid at the time of execution of this Agreement (the "Closing"), or shall at Closing authorize the payment by direct charge to the Borrower's account with the Bank (subject to any credit for payments made to the Bank prior to Closing), the following:

(a)

Closing Fee - N/A;

(b)

Collateral Management Fee - N/A;

(c)

the Bank's attorney's fee and disbursements, including fees for all searches, certificates and   filings.

7.3

Officer Certification: By execution of this Agreement, the officer or manager signing this Agreement on behalf of Borrower certifies to the Bank as follows as of the date of this Agreement:

a.  there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Borrower since the date of the last financial statement provided by such party to the Bank;

b. all warranties and representations contained in this Agreement are true and correct in all respects on the date of this Agreement; and

c. all requirements on the part of Borrower under the Loan Documents as of the Closing Date have been satisfied.

7.4

Waiver of Rights:  By executing any of the Loan Documents, or by making Advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower hereunder or under any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by Borrower are specifically reserved by Bank.

7.5

Post-Closing Requirements: In addition to the ongoing requirements of the Loan Documents, the following post-Closing actions shall be taken:

(a)  Borrower shall establish the Minimum Deposit required under this Agreement;

(b)   The Bank shall charge Borrower's account for the unpaid cost of any field examination and appraisal.

SECTION 8. DEFAULT AND REMEDIES

8.1

Events of Default.  Any one or more of the following events shall constitute an Event of Default hereunder:

(a)

Any representation, warranty or statement made by or on behalf of Borrower, or in any report, certificate, financial statement or other instrument furnished to the Bank in connection with the Loan Documents shall prove to be inaccurate, false or misleading in any material respect as of the date with respect to which it was made or deemed to be made;

(b)

Borrower shall have failed to make any payment under the Loan Documents when due;

(c)

The Borrower shall have failed to duly observe or perform any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of the Loan Documents;

(d)

Borrower shall have applied for or consented to the appointment of a custodian, receiver, fiscal agent, trustee or liquidator of all or a substantial part of its assets; shall have made an arrangement with, or an assignment for the benefit of, its creditors; shall have filed a voluntary petition in bankruptcy, or sought dissolution or reorganization under any law; or shall have filed an answer admitting the material allegations of a bankruptcy or reorganization petition;

(e)

Borrower shall have a custodian, receiver, fiscal agent, trustee or liquidator appointed without its consent for all or a substantial part of its assets; shall have an involuntary petition filed against it in bankruptcy for dissolution or reorganization; or shall have been adjudicated a bankrupt or had a plan of reorganization submitted by any creditor or committee approved; provided, however, that such Event of Default shall be subject to cure by Borrower within thirty (30) days of the occurrence of such Event of Default if any such appointment, petition, adjudication or submission is terminated,  dismissed, or withdrawn;

(f)

Borrower shall have transferred or caused the transfer of title to all or any substantial part of its assets other than in the ordinary course of its business for any reason without the prior written consent of the Bank, or if Borrower shall have transferred or cause to be transferred all or any part of any property constituting Collateral or in which the Bank has been given an interest under the Loan Documents;

(g)

A writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in any of the properties or assets of Borrower or any judgment involving monetary damages shall be entered against Borrower which shall become a Lien on Borrower's properties or assets or any portion thereof or interest therein, and within thirty (30) days (i) an appeal is not taken and actively prosecuted, or (ii) any judgment involving monetary damages aggregating to more than $25,000.00 shall not have been released, bonded, satisfied, vacated or stayed;

(h)

Seizure or foreclosure of any of the properties or assets of Borrower pursuant to process of law or by reason of legal self-help involving monetary damages aggregating more than $25,000.00; provided, however, that such Event of Default shall be subject to cure by Borrower within thirty (30) days of the occurrence of such Event of Default if any such seizure or foreclosure is terminated, dismissed, or withdrawn;

(i)

Borrower granting a security interest or Lien in any of the Collateral or any other property in which the Bank has been given an interest without the prior written consent of the Bank in its sole and absolute discretion;

(j)

If an Event of Default as defined by the terms of any of the Loan Documents shall have occurred and shall continue beyond any applicable cure period;

(k)

If Borrower dissolves, liquidates or ceases operations; if a Change of Control occurs; if there shall occur any merger or consolidation of or with Borrower, or any sale of all or substantially all of the property or assets of Borrower; or if Andrew Gordon or David Gordon dies;

(l)

If Borrower shall not be paying its debts as they become due in the ordinary course of business; admits its inability to pay its debts as they become due; becomes insolvent, however otherwise evidenced; or if Borrower ceases to conduct business in the ordinary course;

(m)

If, in the reasonable opinion of the Bank, the value of the Collateral is insufficient in relation to the Obligations; provided, however, that such Event of Default shall be subject to cure by the Borrower to the satisfaction of the Bank within ten (10) days of notice from the Bank of the occurrence of such Event of Default;

(n)

If the Bank shall not be satisfied, in its reasonable discretion, with any material matters reflected in any financial reporting documents required to be furnished to the Bank by Borrower;

(o)

If any Material Adverse Effect has occurred, or if or Material Default With Third Party has occurred, or if, in the reasonable opinion of the Bank, the Bank concludes that the ability of Borrower to fully perform under the Loan Documents is impaired;;

(p)

If there shall occur any default by Borrower under any of the other Loan Documents or under any other instrument, document or agreement executed by Borrower in favor of the Bank at any time, now existing or hereafter arising, or if there shall occur a default in any debt or other obligation owed to the Bank by Borrower now existing or hereafter arising, whether or not such instrument, document, agreement, debt or other obligation arose from the Loan Documents.

The occurrence of an Event of Default under this Agreement and the continuance thereof beyond any permitted cure period shall also constitute a default under each of the Loan Documents and under any other instrument, document or agreement executed at any time by Borrower in favor of the Bank, whether or not such other instrument, document or agreement is related to the Loan Documents, and whether or not cross-default language appears in any of the other Loan Documents or in any such other instrument, document or agreement.

8.2

Remedies.  Upon the occurrence of a Default, the Bank may take one or more of the following remedial steps:

(a)

Declare the entire unpaid principal balance together with all accrued and unpaid interest, charges and expenses under the Loan Documents to be due and payable forthwith, whereupon the Loan Documents shall become forthwith due and payable as to principal, interest, charges and expenses and all other sums due thereunder, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Loan Documents or any note to the contrary notwithstanding;

(b)

The Bank shall be authorized to collect interest on any overdue principal, interest and other sums owing under the Loan Documents at the highest rate set forth in the Loan Documents or at the Default Rate, at the option of the Bank;

(c)

Take any action at law or in equity to collect the payments then due and thereafter to become due under the Loan Documents or to enforce performance and observance of any obligation, agreement or covenant of Borrower under the Loan Documents;

(d)

Exercise any and all rights and remedies of a creditor under the Uniform Commercial Code or other applicable law;

(e)

Take such action and institute such proceedings as are authorized by or permitted under the Loan Documents;

(f)

Immediately and without prior notice to Borrower or any other party, and without other acts, set-off against any deposit account maintained with the Bank by Borrower any of the Obligations owed to the Bank, and such right of set-off shall be deemed to have been exercised immediately upon the occurrence of any Event of Default, even though the actual book entries may be at some time subsequent thereto;

(g)

Hold as security for the payment of all Obligations any other property heretofore or hereafter delivered into the custody, control or possession of the Bank for any reason or purpose whatsoever by any person liable for the payment of the Obligations to the Bank;

(h)

Enter upon the premises of Debtor where any property in which the Bank has an interest is located, without any obligation to pay rent to Debtor or others, and remove such property therefrom, it being the obligation of Debtor to assemble and make available such property for removal by the Bank;

(i)

Foreclose upon any property pledged, assigned, mortgaged, hypothecated, or otherwise made subject to a security interest or Lien in favor of the Bank;

(j)

Sell all or part of any of the assets of Borrower in which the Bank has a security interest at public or private sale, with such notice, if any, as may be required by law, all such notice being hereby waived to the extent permitted by law;

(k)

Borrower shall be deemed to have waived presentment, demand, protest or any notice of any kind in connection with this Agreement or any Collateral, all rights to seek from any court any bond or security prior to the exercise by the Bank of any remedy described herein, the benefit of all valuation, appraisement and exemption laws, and all rights to demand or to have any marshaling of assets upon any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement;

(l)

Bank shall be deemed constituted and appointed as true and lawful attorney-in-fact of Borrower with full power to do any and all things necessary to exercise Bank's rights and remedies as fully and effectually as Borrower might or could do without Bank being liable for any acts or omissions or for any error of judgment or mistake of fact or law in its capacity as such attorney-in-fact; this power of attorney is coupled with an interest and shall be irrevocable so long as a Default has occurred, and any Obligation remains outstanding;

(m)

Upon the institution of any action by the Bank, the Bank shall be entitled to the appointment of a receiver for the assets and business of Borrower;

(n)

Anything to the contrary notwithstanding, the Bank shall be entitled to retain all sums paid by or on behalf of Borrower pursuant to the terms of this Agreement and any other agreement, document, or instrument executed in connection herewith despite the filing of any insolvency proceeding under federal or state law, it being acknowledged by Borrower that all such payments made to the Bank did not constitute a preference, was given in exchange for contemporaneous value, permitted Borrower to continue to operate, did not favor the Bank over other creditors, and resulted in Borrower obtaining substantial value and benefits.

8.3

In addition to the above remedies, if a Default under this Agreement has occurred, the Bank shall have the right and remedy, without posting bonds or other security, to have any provision of the Loan Documents specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such Default will cause irreparable injury to the Bank and that money damages will not provide an adequate remedy thereto.

8.4

No remedy herein conferred or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Loan Documents or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it, it shall not be necessary to give notice, other than such notice as may be expressly required in the Loan Documents.

8.5

Prior to Default, all payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal. After Default, the Bank shall be authorized in its sole and absolute discretion to apply all proceeds received from the sale or other disposition of any property or Collateral, from Borrower, or from any other source, in the following order of priority:

(1)

First, to payment of all reasonable fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the Bank's pursuit of remedies authorized under the Loan Documents;

(2)

Next, to the payment in full of accrued and unpaid interest, charges, expenses, unpaid principal and other sums under the Loan Documents in any order determined by the Bank;

(3)

Next, to any outstanding interest and principal of any Obligation of the Borrower to the Bank not arising from the Loan Documents; and

(4)

Next, the balance, if any, of such proceeds to the Borrower or as a court of competent jurisdiction may otherwise direct.

8.6

In the event Borrower should default under any of the provisions of this Agreement or the other Loan Documents, and the Bank shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of Borrower therein contained, Borrower agrees that it will on demand therefor pay to the Bank the reasonable fees and disbursements of such attorneys and such other reasonable expenses so incurred by the Bank.

SECTION 9. MISCELLANEOUS

9.1

Notices under this Agreement shall be directed to the address set forth in this Agreement, or such other address as shall be furnished to the other party by notice (hereafter, the "notice address"). Notices under this Agreement shall be effected in one or more of the following manners: (i) personal delivery to the notice address, effective on delivery; (ii) mailing by certified or registered mail, return receipt requested, by the U.S. Postal Service to the notice address, effective on the second business day after the day on which mailed; (iii) delivery by recognized overnight delivery service to the notice address, effective on the second day after given to the delivery service by the sender.

9.2

All covenants, agreements, representations and warranties made herein shall continue in full force and effect so long as any part of the Obligations is outstanding.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors, assigns, heirs, executors, administrators and representatives of such party; and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Agreement shall bind the successors, assigns, heirs, executors, administrators, and representatives of each, and shall inure to the benefit of the successors and assigns of the Bank.

9.3

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York (and excluding the laws applicable to conflicts or choice of law). Any judicial proceeding brought by Borrower with respect to any of the Obligations, this Agreement, the other Loan Documents or any related agreement shall be brought in any state or federal court of competent jurisdiction located in the City of New York, New York County, State of New York, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process of any such proceeding may be made upon the Borrower by mail at the address set forth in this Agreement for such party. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Bank to bring any proceeding against the Borrower or other party in the courts of any other venue or jurisdiction, foreign or domestic, including, but not limited to, actions or proceedings to enforce any award or judgment, exercise any rights against Borrower or other party, or exercise any rights against any security or property of such parties. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court.

9.4

This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. No modification, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower from the terms hereof, shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same circumstances.

9.5

Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege under the Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

9.6

Bank shall have the unrestricted right at any time or from time to time, and without Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. Borrower may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information. The Loan Documents may be assigned by the Bank to any division, Affiliate or Subsidiary of the Bank or to any successor or assign of the Bank, and the Bank may offer participations in the Loan Documents, without any notice to or consent from Borrower. There shall be no assignment of the Loan Documents, or the rights arising therefrom, by Borrower.

9.7

Borrower agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further documents and instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement or as requested by the Bank to perfect or preserve any interests or Liens granted to it pursuant to the Loan Documents, and to pay the cost thereof by check or bank account debit after the execution of the within Agreement. The Bank is hereby expressly permitted by the Borrower to refer to the Borrower and this financing transaction in connection with any marketing material undertaken by the Bank.

9.8

Borrower agrees to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including reasonable attorneys' fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to: (i) the administration, enforcement, interpretation, amendment, modification, waiver or consent of any of the Loan Documents; (ii) the exercise of any right or remedy granted in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising under any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise; and (iii) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents or any Collateral.

9.9

BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND MAKE ANY LOAN.

9.10

If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Bank to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

9.11

No portion of the proceeds of any loan shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

9.12

Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of any Note, agreement or any other security document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other agreement or security document, Borrower will issue, in lieu thereof a replacement note, agreement or other security document in the same principal amount thereof and otherwise of like tenor.

9.13

The parties hereto warrant and represent that they have been represented by, and have consulted with, counsel of their own choosing; that they have been counseled as to their rights and remedies; that they have utilized such counsel to negotiate this Agreement; and that each party enters into this Agreement and all agreements, documents and instruments executed in connection herewith voluntarily and without duress of any kind. The parties acknowledge and agree that they and their respective counsel have reviewed and had an opportunity to make changes to this Agreement and that the normal rule of construction, whereby ambiguities are construed against the drafting party, shall be inapplicable to the Loan Documents.

9.14

This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement.

9.15

The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

9.16

References to "Borrower" throughout this Agreement includes each and every Borrower, and all liability of all such parties to the Bank shall be deemed joint and several unless otherwise expressly set forth to the contrary.  References to the singular or plural, or to the masculine, feminine, or neuter, shall be deemed to include the other where appropriate.

9.17

In the event any provision of this Agreement or the other Loan Documents shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or thereof.

9.18

This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

9.19

This Agreement shall become effective upon the date set forth on page 1 President hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement under seal as of the day and year first above written.

WITNESS OR ATTEST:

Borrower:

COFFEE HOLDING CO., INC.

By:	/s/ David Gordon	By:	/s/ Andrew Gordon
	David Gordon		Andrew Gordon
	Secretary		President

Bank:

STERLING NATIONAL BANK

By:	/s/ Kenneth G. Poller	By:	/s/ Murray R. Markowitz
	Kenneth G. Poller		Murray R. Markowitz
First Vice President